UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2006

VOXWARE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Franklin Corner Road, Lawrenceville, NJ	08648
(Address of principal executive offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 28, 2006, Voxware, Inc. (the “Company”) repriced (through a cancellation/regrant program) a number of stock options previously granted to the Company’s officers and one non-employee member of its Board of Directors. The grants in question were made during the period between January 1, 2005 and July 15, 2005, with exercise prices per share less than the price per share at which the Company’s common stock may have traded on the grant date. The repricing was designed to avoid any potential adverse taxation of those options under new Section 409A to the Internal Revenue Code.

Accordingly, the exercise price for each of the options in question was increased as a result of the repricing to the lower of (i) the fair market value per share of the Company’s common stock on the date that option was originally granted, or (ii) the fair market value per share of the Company’s common stock on December 28, 2006. In no event, however, was the new exercise price set at a price per share lower than the exercise price per share currently in effect for that option. The specific increases to the options in question held by the Company’s officers and non-employee Board member may be summarized as follows:

Name/Title	Original Grant Date	Number of Affected Option Shares	Prior Exercise Price	New Exercise Price	Aggregate Increase in Exercise Price

Paul Commons Vice President	1/26/05	34,110	$3.00	$3.27	$9,209.70
Stephen Gerrard Vice President	1/26/05	6,667	$3.00	$3.27	$1,800.09
Kenneth Riley Controller	1/26/05	6,667	$3.00	$3.27	$1,800.09
Krishna Venkatasamy Vice President	1/26/05	667	$3.00	$3.27	$180.09
David Vetter CTO	1/26/05	10,000	$3.00	$3.27	$2,700.00
Donald R. Caldwell Director	2/10/05	6,667	$3.00	$3.27	$1,800.09
Paul Commons Vice President	7/15/05	13,333	$4.80	$4.80	0
Stephen Gerrard Vice President	7/15/05	13,333	$4.80	$4.80	0
Kenneth Riley Controller	7/15/05	666	$4.80	$4.80	0
Krishna Venkatasamy Vice President	7/15/05	6,000	$4.80	$4.80	0
David Vetter CTO	7/15/05	6,667	$4.80	$4.80	0

Except for the increases to the exercise prices per share for the options described above, no other terms or provisions governing the options in question have been modified.

As part of the December 28, 2006 repricing program, the officers and the non-employee Board member named above will each be eligible for a special retention cash bonus. The dollar amount of that bonus will be equal to the aggregate increase in the exercise prices for the repriced options held by the officer or Board member (as such amount is indicated for each individual in the chart above) and will be paid on or about January 3, 2008, provided such individual satisfies either of the following conditions:

(i) he continues in the Company’s employ or Board service through January 3, 2008, or

(ii) his employment or Board service terminates before that date by reason of his death or disability or, in case of an executive officer, an involuntary termination by the Company other than for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: January 4, 2007	By: /s/ Paul Commons
Name: Paul Commons
Title: Chief Financial Officer